                                                                    EXHIBIT 10-B

                                    AMENDMENT
                                       TO
                     PRIVATE EQUITY LINE OF CREDIT AGREEMENT

         AMENDMENT TO PRIVATE EQUITY LINE OF CREDIT AGREEMENT, dated as of ______________, 1997 ("Amendment"), among DEERE PARK CAPITAL MANAGEMENT, an Illinois limited liability company (the "Investor Agent"), BARTHOLOMEW INVESTMENT, L.P., an Illinois limited partnership (together with the Investor Agent, the "Investors"), and ZILA, INC., a Delaware corporation (the "Company").

                                R E C I T A L S:

         A. The parties have heretofore entered into that certain Private Equity Line of Credit Agreement dated as of April 30, 1997 (the "Credit Agreement").

         B. The parties desire to amend the Credit Agreement for the purpose of clarification, as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       AMENDMENTS. The Credit Agreement is hereby amended as follows:

                  (a) SECTION 1.4 is hereby amended in its entirety to read as follows:

                           Section 1.4 "Closing Date" shall mean, with respect
                  to each purchase and sale of Common Stock pursuant to this Agreement, (i) with respect to the Initial Shares, the fifth Trading Day following the Subscription Date, and (ii) with respect to Option Shares, an Optional Purchase Date, provided in each case that all conditions to the applicable Closing have been satisfied.

                  (b) SECTION 1.15 is hereby amended in its entirety to read as follows:

                           Section 1.15 "Market Price" shall mean (i) with
                  respect to sale of the Initial Shares, the closing bid price (as reported by Bloomberg, L.P.) of the Company's Common Stock on the Trading Day immediately preceding the Subscription Date and (ii) with respect to Repricing Events and sale of Optional Shares, the average of the closing bid price (as reported by Bloomberg, L.P.) of the Company's Common Stock over the 10-Trading Day period commencing on the First Effective Date, the Second Effective Date, and the applicable Optional Purchase Date.

                  (c) SECTION 1.17 is hereby amended in its entirety to read as follows:

                           Section 1.17 "Optional Purchase Date" shall mean,
                  during the Commitment Period, the third Trading Day following delivery to the Investor Agent of an Optional Purchase Notice pursuant to Section 2.6 on which the Company elects to sell Common Stock to the Investors, in conformity with the provisions of this Agreement.

                  (d) SECTION 2.5(d) is hereby amended by deleting the second sentence thereof and inserting in lieu thereof the following:

                           Delivery of certificates to escrow shall occur (i)
                  three (3) business days following the Subscription Date, the First or Second Effective Date, as applicable, or (ii) concurrently with the delivery of an Optional Purchase Notice pursuant to Section 2.5(c).

         2. RATIFICATION. Except as otherwise amended herein, the parties hereby ratify and affirm the Credit Agreement in all respects.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.

DEERE PARK CAPITAL MANAGEMENT                   ZILA, INC.


By:___________________________                  By:____________________________
Its:_____________________________               Its:____________________________

BARTHOLOMEW INVESTMENT, L.P.


By:______________________________
Its:______________________________